UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2009

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 21, 2009, Oscient Pharmaceutical Corporation (the “Company”) received a Staff Determination Letter from the Listings Qualification Department of The NASDAQ Stock Market LLC indicating that the Company is not in compliance with the filing requirement of Rule 5250(c)(1) of the NASDAQ Listing Rules due to its failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009. As previously disclosed by the Company on Form 12b-25 Notification of Late Filing filed May 15, 2009, the Company was unable to complete its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 without unreasonable effort or expense as a result of the departure of certain employees and the ongoing review of strategic alternatives.

The Company has 60 calendar days, or until July 20, 2009, to submit a plan to regain compliance. Following such submission, NASDAQ may provide the Company with up to 180 calendar days from the filing’s due date, or until November 11, 2009, to regain compliance. If NASDAQ does not accept the Company’s plan to regain compliance, the Company will receive written notification of delisting from NASDAQ and at that time will be entitled to request a hearing before a NASDAQ Listing Qualifications Panel to appeal the NASDAQ decision pursuant to Rule 5815(a) of the NASDAQ Listing Rules.

On May 22, 2009, the Company issued a News Release with respect to the Staff Determination Letter referenced herein. A copy of that News Release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1 News Release issued by the Company on May 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe Maitre
Name:	Philippe Maitre
Title:	Executive Vice President and Chief Financial Officer

Date: May 22, 2009